YADKIN VALLEY FINANCIAL CORPORATION ANNOUNCES RESULTS OF ANNUAL SHAREHOLDERS' MEETING
Implementation of Name Change and Reverse Stock Split Execution on May 28

ELKIN, NC, May 23, 2013-Yadkin Valley Financial Corporation (NASDAQ: YAVY) held its Annual Meeting of Shareholders on Thursday, May 23, 2013 at 11:00am at the Statesville Civic Center in Statesville, North Carolina. Of the 41,186,651 shares of the Company's Common Stock outstanding as of the record date of March 25, 2013, 31,098,924 (75.50%) were voted in person or by proxy.

During his remarks at the meeting, President and CEO Joe Towell said, “2012 was a transformational year for our Company. We have resolved our TARP obligation, raised $45 million in new capital, strengthened our balance sheet, improved asset quality, and rebranded the Company. The course is set for our success in 2013 and beyond."

Meeting Results
During this meeting, shareholders approved all four proposals presented to them for vote. The first was to elect directors for a period of one-year terms. The 11 nominees, all current directors of the Company, were elected as follows: Nolan G. Brown, Harry M. Davis, Thomas J. Hall, James A. Harrell, Jr., Larry S. Helms, Dan W. Hill, III, James L. Poindexter, Alison J. Smith, James N. Smoak, Harry C. Spell, and Joseph H. Towell.

The second proposal was to approve the Company's equity compensation plan, which is a Board-approved equity incentive plan that provides for the granting of various types of equity compensation awards, including stock options, restricted stock, and restricted stock units to officers, directors, employees, consultants, or advisors of the Company or any subsidiary.

The third proposal was to grant the Board of Directors the authority to amend the Company's Articles of Incorporation to effect a one-for-three reverse stock split of the Company's common stock. The primary intent of the reverse stock split is to increase the market price of the Company's common stock and make it more attractive to a broader range of investors.

Proposal 4 was a ratification of the appointment of Dixon Hughes Goodman, LLP as the Company's independent auditor for the fiscal year ending 2013.

Name Change and Reverse Stock Split
Immediately following the shareholders' meeting, the Company's Board of Directors approved the execution of the one-for-three reverse stock split and an amendment to the Bank's Articles of Incorporation changing its name to Yadkin Bank. Both of these events, along with the Company's new NASDAQ ticker symbol, YDKN, will be effective on May 28, 2013.

The Company had previously announced its intention to change the name of the holding company and the bank during its first quarter 2013 earnings release and will officially begin doing business as Yadkin Bank on May 28, 2013. The Company is bringing together its five community banks, mortgage division, and brokerage division under the Yadkin name in order to capitalize on the strength of our franchise.

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About the Yadkin Valley Financial Family
Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full-service community bank providing services in 34 branches throughout its two regions in North Carolina and South Carolina. The Western Region serves Avery, Watauga, Ashe, Surry, Wilkes, Yadkin, and Iredell Counties. The Southern Region serves Durham, Orange, Granville, Mecklenburg, and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina. The Bank provides mortgage-lending services through its mortgage division, Yadkin Valley Mortgage, headquartered in Greensboro, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network. Yadkin Valley Financial Corporation's website is www.yadkinvalleybank.com. Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

Forward-Looking Statements
Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (www.sec.gov). All subsequent written and oral forward-looking statements concerning Yadkin Valley or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.